EXHIBIT 99.3

NEWS RELEASE

AMERICAN EAGLE
OUTFITTERS

Announces Additional 2.5 Million Shares

Authorized For Share Repurchase Program

Warrendale, PA, October 6, 2005 -- American Eagle Outfitters, Inc. (NASDAQ: AEOS) today announced that its Board of Directors authorized an additional 2.5 million shares for its repurchase program. During the past several weeks, the company has completed the repurchase of the 3.5 million shares that were available under the previous authorization.

American Eagle Outfitters (NASDAQ: AEOS) is a leading lifestyle retailer that designs, markets, and sells its own brand of relaxed, casual clothing for 15 to 25 year olds, providing high-quality merchandise at affordable prices. AE's collection includes modern basics like jeans, cargo pants, and graphic Ts as well as a stylish assortment of cool accessories, outerwear and footwear. American Eagle Outfitters currently operates 784 AE stores in 50 states, the District of Columbia and Puerto Rico, and 71 AE stores in Canada. AE also operates via its Web business, www.ae.com, which offers additional sizes and styles of favorite AE merchandise.

Company Contact:

Judy Meehan
724-776-4857